EXHIBIT 99.3

Q1 FY17 Results & Acquisition of Multi Packaging Solutions January 24, 2017

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock – Building a Paper and Packaging Leader", "Q1 FY17 Consumer Packaging Results", "Guidance", "WestRock to Acquire Multi Packaging Solutions - Transaction Summary", "WestRock Overview", "$85 Million Opportunity for Synergies and Performance Improvements by End of FY19", "Combined Financial Profile", "Q1 FY17 Land & Development Results", and "Synergy and Performance Improvements" that give guidance or estimates for future periods as well as statements regarding, among other things, that we expect a run-rate of $800 million in synergy and performance improvements by end of FY17 and to achieve $1 billion goal by end of FY18; that we expect net proceeds of approx. $1 billion, after taxes and transaction expenses related to the sale of our Home, Health and Beauty business; that PPW published price declines in SBS are expected to carry throughout FY17; that the Multi Packaging Solutions transaction advances our strategy to provide differentiated, high value-added solutions to our customers, enhances our capabilities to serve new and existing customers, expands our participation into attractive end markets, creates meaningful synergy and performance improvement opportunities of $85 million by end of FY19, increases our paperboard consumption by approx. 225k tons, of which we expect 35% – 45% to be supplied by WestRock, replaces pulp production with SBS across the system, balances our Corrugated / Consumer sales mix and is expected to close in fiscal Q3 2017; that the acquisition will be immediately free cash flow and EPS accretive; that we expect to realize from the acquisition $85 million of synergies and performance improvements by the end of FY19; that we expect to complete the monetization program by the end of calendar 2018; that we expect after-tax free cash flow of $275-300 million with more than half in FY17 from monetization; and that we expect FY17 Adjusted Free Cash Flow to be $1.2 billion.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include statements such as that (i) the acquisition is expected to be immediately accretive to WestRock's financial results, both on an earnings per share and cash flow basis, inclusive of purchase accounting adjustments; (ii) WestRock expects to refinance existing MPS debt assumed as part of the transaction upon closing; (iii) the combination creates opportunities to drive margin expansion and enhanced financial returns through a combination of increased vertical integration and identified synergies; (iv) this is a highly strategic transaction consistent with our balanced capital allocation strategy that we expect will generate compelling growth and returns; (v) MPS brings strong complementary print, graphics and design capabilities that will enhance WestRock's presence in the growing healthcare and consumer markets; (vi) the acquisition further broadens WestRock's differentiated product portfolio, and provides WestRock with a point of entry into attractive markets that will allow its brands to differentiate with new applications and new technologies; (vii) the acquisition will create the opportunity to vertically integrate production, utilizing WestRock's SBS supply; (viii) there are substantial productivity improvement and cost synergy opportunities in areas such as production asset rationalization, procurement and SG&A, and in total, these integration and cost reduction opportunities are expected to generate $85 million in run-rate synergies by fiscal year-end 2019; and (ix) the transaction is expected to close in fiscal Q3 2017. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the acquisition of MPS; whether and when the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expires or terminates; whether and when antitrust approvals in the European Union, China, Canada and Mexico are obtained; whether and when the other conditions to the completion of the MPS acquisition, including the receipt of MPS shareholder approval, will be satisfied; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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WestRock

3 Disclaimer; Non - GAAP Financial Measures We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the decision. We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non - GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non - GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non - GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non - GAAP financial measures, as well as the required reconciliations.

Q1 FY 2017 Results

5 WestRock Building a Paper and Packaging Leader 1) Non - GAAP Financial Measure. We believe the most directly comparable GAAP measure is Operating Cash Flow. See Use of Non - GAAP Fin ancial Measures and Reconciliation in Appendix. Comprehensive Portfolio of Paper and Packaging Solutions • Holds #1 or #2 positions in attractive paper and packaging markets • Unmatched breadth of product offerings, capabilities and geographic reach • Differentiated paper and packaging solutions that help our customers win Track Record of Solid Execution • Solid execution in synergy and productivity improvements: run - rate of $580 million; expect $800 million run - rate by end of FY17 and to achieve $1 billion goal by end of FY18 • Q1 FY17 Adjusted Free Cash Flow of $369 million (1) • Purchased SP Fiber and Cenveo Packaging, formed Gondi JV, and completed Ingevity separation in FY16 Growing Shareholder Value Using Balanced Capital Allocation • Announced divestiture of Home, Health and Beauty business for $1.025 billion and net proceeds of approx. $1 billion, after taxes and transaction expenses • Announced acquisition of Multi Packaging Solutions • Repurchased $68 million of stock during the quarter; 14.9 million cumulative shares purchased under authorization at average price of $49 • Returned $1.3 billion to stockholders since merger through dividends and share repurchases

6 Q1 FY17 WestRock Consolidated Results 1) Non - GAAP Financial Measure. See Use of Non - GAAP Financial Measures and Reconciliations in Appendix. Q1 FY17 Business Highlights: • Adjusted earnings per share of $0.47 (1) • Adjusted free cash flow of $369 million (1) • Productivity initiatives contributed $85 million • Leverage of 2.38x, within targeted range • Repurchased 1.35 million shares of WestRock • Significant cost inflation impact Financial Performance ($ in millions, except percentages and per share items) Q1 FY17 Q1 FY16 Segment Sales $3,447 $3,471 Adj. Segment Income (1) $216 $270 Adj. Segment EBITDA (1) $490 $541 % Margin (1) 14.2% 15.6% Adjusted Earnings from Continuing Operations per Diluted Share (1) $0.47 $0.57 Adjusted Free Cash Flow (1) $369 $351 Adjusted Segment EBITDA (1) ($ in millions) $541 85 $490 (12) (19) (50) (32) (13) (10) Q1 FY16 Volume Price / Mix E/M/F Wage & Other Inflation Productivity Hurricane Other Q1 FY17

Q1 FY17 Corrugated Packaging Results

Financial Performance ($ in millions, except percentages)	Q1 FY17	Q1 FY16
Segment Sales	$1,944	$1,964
Adj. Segment Income (1)	$142	$181
Adj. Segment EBITDA (1)	$287	$325
% Margin (1)	15.3%	17.1%
North America EBITDA Margin (1)	15.8%	17.7%
Brazil EBITDA Margin (1)	24.4%	24.8%

Foreign exchange translation impact to Q1 FY17 sales and segment income is +$15 million and +$2 million, respectively

Adjusted Segment EBITDA (1) ($ in millions)



$325
5
(12)
(34)
(17)
42
(13)
(9)
$287
Q1 FY16
Volume
Price / Mix
E/M/F
Wage and Other Inflation
Prod.
Hurricane
FX & Other
Q1 FY17

North America:

- Box shipments up +2.2% yoy on a per day basis
- Successfully implementing containerboard price increase; realized $14 million in the quarter
- Strong supply and demand fundamentals; 115K tons of maintenance downtime; no economic downtime
- Cost inflation impact

Grupo Gondi (Unconsolidated Joint Venture) (2):

- JV sales of $186 million; EBITDA margins of almost 20%(1)
- WestRock supplied 59K tons of containerboard to Gondi

Brazil:

- Growth in box volumes and strong execution yoy; box volumes up 7% yoy as compared to industry decline of 4%

Segment EBITDA Key Bridge Variances:

- Volume: N.A. shipments up 18K tons yoy (excl. Hurricane Matthew tons)
- Price / Mix: Price increase implementation on track, with box price increase not yet offsetting last year's pricing declines; executing on export price increases
- E/M/F: Increases in recycled fiber, chemicals, and natural gas; only partially offset by lower virgin fiber prices
- Productivity: Realizing benefits from mill footprint optimization, process improvements and purchasing initiatives
- Hurricane: 33K tons of lost volume

7

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
2) We hold a 25% ownership interest in Grupo Gondi.

WestRock

Q1 FY17 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q1 FY17	Q1 FY16
Segment Sales	$1,511	$1,542
Adj. Segment Income (1)	$88	$93
Adj. Segment EBITDA (1)	$215	$219
% Margin (1)	14.2%	14.2%

Foreign exchange translation impact to Q1 FY17 sales and segment income is $(1) million and $(1) million, respectively

Adjusted Segment EBITDA (1) ($ in millions)



$219
(11)
(8)
(16)
(14)
49
(4)
$215
Q1 FY16
Volume
Price / Mix
E/M/F
Wage and Other Inflation
Prod.
Other
Q1 FY17

Segment Highlights:

- Stable shipments of paperboard and converted products
- Softer demand in export tobacco, commercial print and food packaging, offset by solid demand in foodservice and liquid packaging
- Strong operational execution and realization of productivity benefits; scheduled maintenance outages at three virgin mills lowered pulp volume
- Flow through of previously announced paperboard price decreases
- Paperboard inventory declined by 87k tons yoy
- Cost inflation impact

Segment EBITDA Key Bridge Variances:

- Volume: Lower pulp and Merchandising Display sales partially offset by a modest increase in paperboard and converted products shipments
- Price / Mix: PPW published price declines in SBS and CRB impacted Q1 and are expected to carry throughout FY17; stable converting price/mix
- E/M/F: Increases in recycled fiber, chemicals and energy, partially offset by lower virgin fiber prices
- Productivity: Strong synergy and productivity improvements from internalizing SBS volume, procurement savings and operations productivity
  - Integrating 250k tons per year from merger, Carolina branded products and Cenveo integration

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.

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WestRock

Guidance (excluding potential impact of MPS)

FY17 Adjusted Free Cash Flow [1]		$1.2 billion – Remains in effect after mid-year sale of HH&B
Q2 FY17 Pre-Tax Earnings Drivers as Compared to Q1 FY17		**Modestly higher than Q1 FY17 Adjusted EPS of $0.47**
▲ Volumes	Approx. $50 - $60 million Sequential Benefit	Positive due to sequentially higher with 4 more shipping days / seasonally higher consumer volumes; increased pulp shipments with no consumer mill outage in Q2
▲ Price / Mix / Pulp		Sequentially positive as flow-through of previously announced Corrugated price increases more than offsets Consumer price decreases; Sequentially negative pulp mix due to higher SBS production
▼ Commodity Inflation	Approx. $45 - $60 million Neg. Sequential Impact	Negative sequential Impact driven by fiber, chemicals and energy
▼ Wage and other Inflation		Negative sequential impact due to 1st calendar quarter restart of employment taxes and annual salary increases
▲ Hurricane Matthew, Legal Settlement and Other		Positive sequential impact of $15 million
▼ Sale of Home, Health and Beauty		Negative sequential impact - only two months of earnings
▼ Book Tax Rate		34%

Scheduled Maintenance Downtime – North America	Q1 FY17	Q2 FY17	Q3 FY17	Q4 FY17	Total FY17
Corrugated Mills	115K	75K	40K	15K	245K
Consumer Mills	30K	--	50K	5K	85K

1) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.

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WestRock

Acquisition of Multi Packaging Solutions

11 WestRock to Acquire Multi Packaging Solutions Transaction Summary Compelling Strategic Combination » Advances strategy to provide differentiated, high value - added solutions to our customers » Enhances capabilities to serve new and existing customers » Expands participation into attractive end markets » Creates opportunity for meaningful synergies and performance improvements of $85 million by end of FY19 » Increases annual paperboard consumption by approx. 225k tons, of which we expect 35% – 45% to be supplied by WestRock » Replaces pulp production with SBS across the system » Balances Corrugated / Consumer sales mix Attractive Financial Profile » Purchase price of $18.00 per share; total enterprise value of $2.28 billion » 9.6x LTM EBITDA as of 9/30/16; 7.1x including anticipated synergy and performance improvements » Immediately free cash flow and EPS accretive, inclusive of purchase accounting adjustments » 100% cash offer, financed through a combination of current cash, anticipated HH&B proceeds and existing lines of credit » Pro forma net leverage of 2.55x including synergies Timeline » Subject to MPS shareholder approval and other customary closing conditions » Expected to close in fiscal Q3 2017

WestRock Overview

Comprehensive Portfolio of Paper and Packaging Solutions

- Holds #1 or #2 positions in attractive paper and packaging markets
- Unmatched breadth of product offerings, capabilities and geographic reach
- Differentiated paper and packaging solutions that help our customers win

A Track Record of Solid Execution

- Synergy and Performance improvements
  - Achieved $580 million run-rate of $1 billion goal as of 12/31/16
  - Expect $800 million run-rate at end of FY17
- FY17 Adjusted Free Cash Flow guidance of $1.2 billion (1)

Growing Stockholder Value using Balanced Capital Allocation

- Allocated $3.1 billion since merger through capital expenditures, stock repurchases, dividends and M&A
- Announced sale of Home, Health and Beauty for $1.025 billion

WestRock

Net Sales


55% Corrugated Packaging
$14.1B
45% Consumer Packaging

Industry Position (2)

- **#1 North American Consumer Paperboard**
- **#1 North American Merchandising Displays**
- **#2 North American Folding Carton**
- **#2 Global Beverage Multi-pack Packaging**
- #2 North American Containerboard
- #2 North American Corrugated Packaging
- #2 Brazil Corrugated Packaging

Geography


Asia
Europe
Latin America
North America

1) Non-GAAP Financial Measure. We believe the most directly comparable GAAP measure is Operating Cash Flow. See Use of Non-GAAP Financial Measures and Reconciliation in Appendix.
2) Source of rankings: Company and market research. Rankings are based on capacity.

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WestRock

13 Consum er Healthca re Multi - Media Multi Packaging Solutions Overview A leading global provider of specialty packaging solutions • High value - added solutions primarily focused on the consumer and healthcare markets - Diverse customer base with long - term relationships • Global footprint with 59 sites in Europe, North America and Asia • Financial Highlights (1) : - LTM Revenue of $1.6 billion - LTM Adjusted EBITDA of $237 million - 14.7% adjusted EBITDA margin • Led by CEO Marc Shore and President Dennis Kaltman. Both will join WestRock - Combined 50+ years industry experience End Market Geography Net Sales Breakdown (1) Product (1) LTM as of 9/30/16 Premium Folding Carton Inserts Labels Rigid Packaging Other North America Europe Asia

14 MPS Serves an Attractive Blue Chip Customer Base • Long - term customer relationships with cross - selling opportunities across products and geographies • Customers that value suppliers with high - quality products and responsive service capabilities • Limited customer concentration A Highly Respected Supply Chain Partner Consumer Healthcare Multi - Media

15 $85 Million Opportunity for Synergies and Performance Improvements by End of FY19 Attractive Synergy Opportunities and upside from commercial and cross - sell opportunities + SBS Sold SBS Paperboard Integration Ongoing Performance Improvements Procurement & Supply Chain SG&A and Public Co Costs Asset Optimization

16 Sale of Home, Health and Beauty Revenue $14,148 $1,610 ($571) $15,187 Adjusted EBITDA (1) $2,219 $237 ($107) $2,434 (2) % Margin (1) 15.7% 14.7% 16.0% Est. Debt at Closing $6,382 Est. Leverage Ratio 2.38x 3.7x 2.55x (2) Combined Financial Profile 1. Non - GAAP Financial Measure. See Use of Non - GAAP Financial Measures and Reconciliations in Appendix. 2. Includes $85 million of run - rate synergies LTM: 12/31/16 LTM: 9/30/16 ($ in millions)

17 WestRock • Accelerating our differentiated strategy • Strengthening and diversifying our portfolio • Balanced capital allocation • A strategically and financially compelling transaction A Comprehensive Paper and Packaging Portfolio A Solid Track Record of Execution Disciplined and Balanced Capital Allocation Building a Growing Paper and Packaging Leader

Appendix

19 Business Performance Highlights: • Q1 FY17 segment income negatively impacted by $42 million due to step - up in asset values related to merger; step - up has no impact on current or future cash flows Update on Accelerated Monetization Activity: • Strong results in quarter with sale of JV apartments and large tract of rural land • The monetization program is proceeding as planned and expect to complete by end of calendar 2018 • Expect after - tax free cash flow to WestRock of $275 to $300 million with more than half in FY17 Q1 FY17 Land & Development Results Financial Performance ($ in millions) Q1 FY17 Q1 FY16 Segment Sales $54 $15 Segment Income $2 $1

20 $165 million $580 million $800 million $1 billion $255 million $350 million $425 million $500 million Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 FY17 FY18 Synergy and Performance Improvements On track to achieve $1 billion objective by end of FY18 • Achieved annualized run - rate of $580 million at 12/31 • Estimate annualized run - rate of $800 million by end of FY17 Q1 FY17 PROGRESS (1) (1) 37% 28% 23% 12% Procurement Capital Investment Ongoing Productivity Corporate & Support $1 billion RUN - RATE AT 12/31/16 THREE YEAR GOAL $580 million Duplicative Corp & Support Functions 10% Capital Investment 25% Procurement 30% Ongoing Productivity 35%

21 Capital Expenditures $1,199 million 39% Dividends $579 million 19% Stock Repurchases $731 million 23% M&A $584 million 19% Allocated Capital Since Merger (1) $3.1 billion Executing Balanced Capital Allocation Strategy Focused on Value Creation 1) At end of Q1 FY17. Excludes merger - related share repurchases for $668 million. • Annual dividend of $1.60 per share • Increased annual dividend by 6.7% • Q1 FY17: $100 million • Maintenance capital expenditures: 60% • Cost reduction or strategic capital expenditures: 40% • Q1 FY17: $176 million • 14.9 million shares repurchased • 6% of shares outstanding • Q4 FY15: $328 million • FY16: $335 million • Q1 FY17: $68 million • Acquisition of SP Fiber: $315 million • Acquisition of Cenveo Packaging: $94 million • JV with Grupo Gondi: $175 million • $1.3 billion returned to stockholders in last 6 quarters

Non-GAAP Financial Measures

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items. LTM Credit Agreement EBITDA margin is calculated by dividing LTM Credit Agreement EBITDA by Net Sales adjusted for Trade Sales.

Adjusted Free Cash Flow

Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Management believes this is an important measure in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement, as a measure of operating performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the December 31, 2016 calculation, our Leverage Ratio was 2.38 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

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WestRock

23 Non - GAAP Financial Measures (cont.) Adjusted Segment EBITDA Margins Our management uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. “Adjusted Segment EB ITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales. “Adjuste d S egment EBITDA” is calculated for each segment by adding that segment’s “Adjusted Segment Income” to its Depreciation, Depletion and Amo rtization. Adjusted Earnings Per Diluted Share We also use the non - GAAP measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” or “Ad justed EPS.” Management believes this non - GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other spe cific items that management believes are not indicative of the ongoing operating results of the business. We and our board of directors use th is information to evaluate our performance relative to other periods. Forward - looking Guidance We are not providing forward - looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward - looking n on - GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certaint y t he ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acq uis ition - related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain oth er gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

24 Adjusted Earnings Per Share Reconciliation ($ in millions, except per share data) Q1 FY17 Q1 FY16 Income from Continuing Operations 78.5$ 30.4$ Restructuring and Other Items, net of income tax expense of $23.9 and $57.5 63.8 117.5 One-time State Tax Benefit (23.8) - Acquisition Inventory Step-up, net of income tax expense of $0 and $0.9 - 1.9 Noncontrolling Interest from Continuing Operations 2.4 (0.2) Adjusted Income from Continuing Operations 120.9$ 149.6$ Earnings from Continuing Operations per Diluted Share 0.32$ 0.12$ Restructuring and Other Items 0.24 0.44 One-time State Tax Benefit (0.09) - Acquisition Inventory Step-up - 0.01 Adjusted Earnings Per Diluted Share 0.47$ 0.57$

25 Q1 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q1 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 1,943.6$ 1,510.9$ 54.0$ (61.3)$ 3,447.2$ Less: Trade Sales (74.0) - - - (74.0) Adjusted Segment Sales 1,869.6$ 1,510.9$ 54.0$ (61.3)$ 3,373.2$ Segment Income and Non-allocated Expenses 141.5$ 87.6$ 1.7$ (14.7)$ 216.1$ Depreciation and Amortization 145.4 127.0 0.2 2.6 275.2 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 286.9 214.6 1.9 (13.2) 490.2 Plus: Inventory Step-up - - - - - Adjusted Segment EBITDA and Non-allocated Expenses 286.9$ 214.6$ 1.9$ (13.2)$ 490.2$ Segment EBITDA Margins 14.8% 14.2% Adjusted Segment EBITDA Margins 15.3% 14.2%

26 Q1 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q1 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 1,964.3$ 1,542.2$ 15.4$ (51.0)$ 3,470.9$ Less: Trade Sales (65.1) - - - (65.1) Adjusted Segment Sales 1,899.2$ 1,542.2$ 15.4$ (51.0)$ 3,405.8$ Segment Income and Non-allocated Expenses 180.1$ 91.2$ 0.7$ (4.5)$ 267.5$ Depreciation and Amortization 144.1 125.1 0.7 1.7 271.6 Less: Deferred Financing Costs - - - (1.2) (1.2) Segment EBITDA 324.2 216.3 1.4 (4.0) 537.9 Plus: Inventory Step-up 0.6 2.2 - - 2.8 Adjusted Segment EBITDA and Non-allocated Expenses 324.8$ 218.5$ 1.4$ (4.0)$ 540.7$ Segment EBITDA Margins 16.5% 14.0% Adjusted Segment EBITDA Margins 17.1% 14.2%

27 Corrugated Packaging EBITDA Margins ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,717.0$ 101.7$ 124.9$ 1,943.6$ Less: Trade Sales (74.0) - - (74.0) Adjusted Segment Sales 1,643.0$ 101.7$ 124.9$ 1,869.6$ Segment Income (Loss) 131.7$ 9.9$ (0.1)$ 141.5$ Depreciation and Amortization 127.8 14.9 2.7 145.4 Segment EBITDA 259.5 24.8 2.6 286.9 Plus: Inventory Step-up - - - - Adjusted Segment EBITDA 259.5$ 24.8$ 2.6$ 286.9$ Segment EBITDA Margins 15.1% 24.4% 14.8% Adjusted Segment EBITDA Margins 15.8% 24.4% 15.3% ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,762.3$ 86.7$ 115.3$ 1,964.3$ Less: Trade Sales (65.1) - - (65.1) Adjusted Segment Sales 1,697.2$ 86.7$ 115.3$ 1,899.2$ Segment Income 169.6$ 10.0$ 0.5$ 180.1$ Depreciation and Amortization 130.0 11.4 2.7 144.1 Segment EBITDA 299.6 21.4 3.2 324.2 Plus: Inventory Step-up 0.5 0.1 - 0.6 Adjusted Segment EBITDA 300.1$ 21.5$ 3.2$ 324.8$ Segment EBITDA Margins 17.0% 24.7% 16.5% Adjusted Segment EBITDA Margins 17.7% 24.8% 17.1% Q1 FY17 Q1 FY16

Q1 FY17 Packaging Shipments Results (1)

Corrugated Packaging		FY15				FY16				FY17
North America Corrugated	**Unit**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,908.2	1,877.1	1,953.0	1,934.0	1,940.6	1,969.2	2,019.8	2,063.5	1,951.8
Newsprint Shipments	Thousands of tons	-	-	-	-	26.0	-	-	-	-
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1	71.1	94.3	89.7	80.1
Total North American Corrugated Packaging Shipments	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7	2,040.3	2,114.1	2,153.2	2,031.9
Corrugated Container Shipments (2)	Billions of square feet	18.2	18.1	18.8	18.7	18.7	18.2	18.6	18.9	18.8
Corrugated Container Shipments per Shipping Day (2)	Millions of square feet	297.7	292.6	298.7	292.6	306.3	288.6	291.4	294.5	312.9
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9	68.1	60.5	32.2	115.4
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0	30.1	71.7	-	0.1
Brazil and India										
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2	173.5	166.8	164.8	151.0
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.5	1.3	1.4	1.6	1.5
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2	19.8	19.1	19.6	20.4
Total Corrugated Packaging Segment Shipments (3)	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9	2,213.8	2,280.9	2,318.0	2,182.9
Consumer Packaging										
WestRock										
Consumer Packaging Segment Shipments	Thousands of tons	871.0	875.4	955.3	955.1	876.0	898.3	911.0	929.9	879.0
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	73.3	76.1	75.3	68.8	37.5
Consumer Packaging Converting Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8	9.0	9.5	9.4	9.0

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1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15.
2) Recast to exclude box plants contributed to Grupo Gondi prior to Q3 FY16.
3) Combined North America, Brazil and India shipments.

WestRock

29 Q1 FY17 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $366 million of restructuring and other costs and $8 million pre - tax ex pense for inventory stepped - up in purchase accounting. ($ in millions) LTM Q1 FY17 Income from Continuing Operations 202.9$ Interest Expense, Net 183.7 Income Taxes 68.5 Depreciation, Depletion and Amortization 1,092.9 Additional Permitted Charges (1) 730.8 LTM Credit Agreement EBITDA 2,278.8$

30 Q1 FY17 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q1 FY17 Current Portion of Debt 283.4$ Long-Term Debt Due After One Year 5,483.8 Total Debt 5,767.2 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (296.0) Plus: Letters of Credit, Guarantees and Other Adjustments (58.5) Total Funded Debt 5,412.7$ LTM Credit Agreement EBITDA 2,278.8$ Leverage Ratio 2.38x

31 Adjusted Free Cash Flow ($ in millions) Q1 FY17 Q1 FY16 Net Cash Provided by Operating Activities 517.4$ 523.0$ Less: Capital Expenditures (176.1) (203.8) Free Cash Flow 341.3 319.2 Plus: Cash Restructuring and other costs, net of income tax expense of $13.6 and $17.0 27.5 31.6 Adjusted Free Cash Flow 368.8$ 350.8$

LTM Q1 FY17 Adjusted EBITDA Reconciliation

($ in millions)	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	LTM
Adjusted Segment EBITDA	$ 530.5	$ 609.9	$ 588.8	$ 490.2	$ 2,219.4

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WestRock

33 Q4 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q4 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 2,003.7$ 1,621.7$ 43.7$ (57.4)$ 3,611.7$ Less: Trade Sales (71.8) - - - (71.8) Adjusted Segment Sales 1,931.9$ 1,621.7$ 43.7$ (57.4)$ 3,539.9$ Segment Income (Loss) and Non-allocated Expenses 192.4$ 139.1$ (1.6)$ (20.1)$ 309.8$ Depreciation and Amortization 147.2 127.0 0.2 4.4 278.8 Less: Deferred Financing Costs - - - (1.3) (1.3) Segment EBITDA 339.6 266.1 (1.4) (17.0) 587.3 Plus: Inventory Step-up - 1.5 - - 1.5 Adjusted Segment EBITDA and Non-allocated Expenses 339.6$ 267.6$ (1.4)$ (17.0)$ 588.8$ Segment EBITDA Margins 16.9% 16.4% Adjusted Segment EBITDA Margins 17.6% 16.5%

34 Q3 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q3 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 1,967.7$ 1,635.8$ 42.0$ (49.0)$ 3,596.5$ Less: Trade Sales (70.6) - - - (70.6) Adjusted Segment Sales 1,897.1$ 1,635.8$ 42.0$ (49.0)$ 3,525.9$ Segment Income and Non-allocated Expenses 192.4$ 151.7$ 9.5$ (15.3)$ 338.3$ Depreciation and Amortization 144.1 124.2 0.3 2.0 270.6 Less: Deferred Financing Costs - - - (1.0) (1.0) Segment EBITDA 336.5 275.9 9.8 (14.3) 607.9 Plus: Inventory Step-up 2.8 (0.8) - - 2.0 Adjusted Segment EBITDA and Non-allocated Expenses 339.3$ 275.1$ 9.8$ (14.3)$ 609.9$ Segment EBITDA Margins 17.1% 16.9% Adjusted Segment EBITDA Margins 17.9% 16.8%

35 Q2 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q2 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Non-Allocated / Eliminations Consolidated Segment Net Sales 1,932.8$ 1,588.4$ 18.7$ (47.2)$ 3,492.7$ Less: Trade Sales (67.4) - - - (67.4) Adjusted Segment Sales 1,865.4$ 1,588.4$ 18.7$ (47.2)$ 3,425.3$ Segment Income (Loss) and Non-allocated Expenses 175.0$ 99.7$ (4.0)$ (9.2)$ 261.5$ Depreciation and Amortization 140.8 122.6 0.2 4.7 268.3 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 315.8 222.3 (3.8) (5.6) 528.7 Plus: Inventory Step-up - 1.8 - - 1.8 Adjusted Segment EBITDA and Non-allocated Expenses 315.8$ 224.1$ (3.8)$ (5.6)$ 530.5$ Segment EBITDA Margins 16.3% 14.0% Adjusted Segment EBITDA Margins 16.9% 14.1%

36 Key Commodity Annual Consumption Volumes and FX by Currency Commodity Category Volume Recycled Fiber (tons millions) 5 Wood (tons millions) 31 Natural Gas (cubic feet billions) 65 Diesel (gallons millions) 87 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 40 Caustic Soda (tons thousands) 194 Starch (lbs millions) 524 Annual Consumption Volumes FX By Currency in Q1 FY17 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.11) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.04) FX Translation Impact +10% USD Appreciation ($0.05 - $0.06) 84% USD 7% CAD 3% EUR 3% BRL 3% Other Revenue by Transaction Currency

Additional Information / Participants in Solicitation

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Multi Packaging Solutions International Limited ("MPS") by WestRock. In connection with the proposed MPS acquisition, MPS intends to file relevant materials with the SEC, including MPS' proxy statement in preliminary and definitive form. Shareholders of MPS are urged to read all relevant documents filed with the SEC, including MPS' definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's web site, http://www.sec.gov. Such documents are not currently available.

Participants in Solicitation

WestRock and its directors and executive officers, and MPS and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of MPS common shares in respect of the proposed transaction. Information about the directors and executive officers of WestRock is set forth in the proxy statement for WestRock's 2017 Annual Meeting of stockholders, which was filed with the SEC on December 16, 2016. Information about the directors and executive officers of MPS is set forth in the proxy statement for MPS's 2016 Annual General Meeting of Members, which was filed with the SEC on October 6, 2016. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition (once available).

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WestRock